SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2004

SUNLINK HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-12607	31-0621189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1300, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 933-7000

N/A

(Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets

On June 1, 2004, SunLink Health Systems, Inc. (“SunLink”) announced the completion of the sale of its Mountainside Medical Center Hospital in Jasper, Georgia, to Piedmont Medical Center, Inc. The sale of the assets of Mountainside for approximately $40 million less estimated sale expenses of $1.5 million results in a gain from discontinued operations for the Company of approximately $13.7 million after income tax expense of approximately $5.9 million. SunLink also said it will record charges of approximately $3 million to write-down certain assets retained in the sale and charges relating to the early retirement of debt.

ITEM 7. Financial Statements and Exhibits

(b) Pro Forma Financial Information: The following unaudited pro forma financial information of SunLink Health Systems, Inc. is filed with this report as Exhibit 99.1:

•	Pro Forma Condensed Balance Sheet as of March 31, 2004;

•	Pro Forma Condensed Statement of Earnings for the nine months ended March 31, 2004 and the fiscal year ended June 30, 2003; and

•	Notes to Pro Forma Condensed Financial Statements.

(c) Exhibits: The following exhibits are filed with this Report:

Exhibit Number	Exhibit Name
99.1	SunLink Health Systems, Inc. Pro Forma Condensed Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Principal Accounting Officer

Dated: June 15, 2004

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	SunLink Health Systems, Inc. Pro Forma Condensed Financial Information